12

                           Sound Federal Bancorp, Inc.
                              Employment Agreement

     AGREEMENT made this 8th day of December 2005, by and between Sound Federal Bancorp, Inc. (the "Company"), which has its principal office at 1311 Mamaroneck Avenue, Suite 190, White Plains, New York and RICHARD P. McSTRAVICK (hereinafter referred to as the "Employee"). Any reference herein to "Bank" shall mean Sound Federal Savings, a wholly-owned subsidiary of the Company, or any successor thereto.


                                   Witnesseth:

     WHEREAS, the Employee is President and Chief Executive Officer of the Company and the Bank and has developed an intimate and thorough knowledge of the Company's business methods and operations; and

     WHEREAS, the retention of the Employee's services for and on behalf of the Company is of material importance to the preservation and enhancement of the value of the Company's business; and

     WHEREAS, the Employee entered into an Employment Agreement with the Company on July 14, 2004 (the "Original Agreement"); and

     WHEREAS, the Employee and the Company have agreed to enter into this amended Agreement in order to bring the Agreement into compliance with Section 409A of the Internal Revenue Code (the "Code").

     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the Company and the Employee agree as follows:

     Section 1. Employment Term. The Company employs the Employee as President and Chief Executive Officer and the Employee accepts this employment and agrees to render services to the Company on the terms and conditions set forth in this Agreement. Commencing on January 1, 2006 (the "Anniversary Date" of the Original Agreement), and continuing at each Anniversary Date thereafter, the Agreement shall renew for an additional year such that the remaining term shall be three
(3) years unless written notice is provided to Executive at least ten (10) days and not more than sixty (60) days prior to any such Anniversary Date, that his employment shall cease at the end of thirty-six (36) months following such Anniversary Date. Prior to each notice period for non-renewal, the Board of Directors ("Board") of the Company will conduct a comprehensive performance evaluation and review of the Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting.

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     Section 2. Duties.  The Employee shall perform  executive  services for the
Company and the Bank as may be consistent with the Employee's title, along with those other duties that may be assigned from time to time by the Company's Board of Directors. During this Agreement's term, the Employee's full business time and best efforts shall be devoted to the affairs and business of the Company, as is customarily required for the position of President and Chief Executive Officer. The services of the Employee shall be rendered principally in White Plains, New York but the Employee shall do any traveling and render services at such other present or future offices on behalf of the Company as may be reasonably required.

     Section 3. Restricted Activities. The Employee agrees that during employment, except with the express consent of the Company's Board of Directors, the Employee will not, directly or indirectly, engage or participate in, become a director of, or render advisory or other services for, or in connection with, or become interested in, or make any financial investment in any firm, corporation, business entity or business enterprise competitive with any business of the Company; provided, however, that the Employee shall not be precluded or prohibited from owning passive investments, including investments in the securities of other financial institutions, so long as ownership does not require the Employee to devote substantial time to management or control of the other business or activities in which the Employee has invested.

     Section 4. Remedies. The Employee agrees and acknowledges that by virtue of this employment, the Employee will obtain and maintain an intimate knowledge of the Company's activities and affairs, including trade secrets and other confidential matters. As a result, and also because of the special, unique and extraordinary services that the Employee is capable of performing for the Company or one of its competitors, the Employee recognizes that the services to be rendered are of a character giving them a peculiar value, the loss of which cannot be adequately or reasonably compensated for by damages. The Employee agrees that if the Employee fails to render to the Company the services required, the Company shall be entitled to immediate injunctive or other equitable relief to restrain the Employee, in addition to any other remedies to which the Company may be entitled under law.

     Section 5. Compensation. The Company will compensate and pay the Employee (or cause the Bank to pay) for the Employee's services during this Agreement's term a minimum base salary of Two Hundred Sixty-Five Thousand Dollars ($265,000) for the year ending December 31, 2006. Subsequent annual salary in amounts determined by the Company's Board of Directors from year to year shall be memorialized by a duly executed Addendum to be appended hereto.

     Section 6.  Vacation.  The Employee shall be entitled to a vacation of four
(4) weeks per calendar year, arranged to coordinate with the Employee's duties. If for any reason the Employee's full entitlement is not taken in any calendar year, the unused portion thereof shall be lost or deemed waived. The Employee shall also be entitled to observe holidays on which the Company is closed.

     Section 7. Benefits. The Employee shall be entitled to participate in any Bank plan relating to pension, profit sharing, or other retirement benefits, along with any medical, dental, and life insurance coverage or reimbursement

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plans that the Company and Bank may adopt for its employees.  The Employee shall be permitted to participate in the Company's and Bank's medical, dental, and life insurance coverage and reimbursement plans to the extent that such plans exist and as constituted from time to time until the Employee's death; provided, however, that if the employment of the Employee is terminated by the Employee for "good reason" (as defined in Section 11(g) hereof) or by the Company other than for "just cause" (as defined in Section 11(a) hereof) prior to the attainment of age 70, he shall be entitled to participate in such plans until age 70, to the same extent as set forth in Section 11(l) hereof.

     Section 8. Disability. (a) If the Employee shall become disabled or incapacitated to the extent that the Employee is unable to perform the duties of Chief Financial Officer, the Employee shall continue to receive the following percentages of compensation, exclusive of any benefits which may be in effect for Bank employees under this Agreement's Section 7 for the following periods of the Employee's disability: 100 percent for the first six (6) months, and 60 percent thereafter for this Agreement's remaining term. Upon returning to active service on a full-time basis, the Employee's full compensation shall be reinstated on a "go forward" basis. Should the Employee return to active employment on other than a full-time basis, then the Employee's compensation for the remainder of the then existing term of employment, as set forth in Section 5, shall be reduced on such terms as the Company's Board of Directors shall determine.

     (b) There shall be deducted from the amounts paid to the Employee under this Section during any period of disability any amounts actually paid to the Employee pursuant to any disability insurance, workers' compensation or other similar program that the Company has instituted or may institute on behalf of its employees for the purpose of compensating the Employee for a disability, including those payable under disability insurance policies covering the Employee issued by Commercial Union Insurance Company or any successor issuer(s) or policies, but the Company shall continue the program of reimbursement and payment of premiums as previously conducted.

     (c) For purposes of this Agreement, and except to the extent prohibited by Code Section 409A, the Employee shall be deemed disabled or incapacitated if the Employee, due to physical or mental illness, shall have been absent from duties with the Company on a full-time basis for thirty (30) days provided, that, if the Employee shall not agree with a determination to terminate the Employee because of disability or incapacity, the question of the Employee's ability shall be submitted to an impartial and reputable physician selected by the parties and such physician's determination regarding disability or incapacity shall be final and binding.

     Section 9. Stock Options. During this Agreement's term, the Employee will be entitled to participate in and receive the benefits of any stock option, profit sharing, or other plans, benefits, and privileges given to employees and executives of the Company or its subsidiaries and affiliates that may come into existence to the extent commensurate with the Employee's then duties and responsibilities, as fixed by the Company's Board of Directors or any Committee of the Board or of the Company selected for this purpose; and, to the extent the Employee is otherwise eligible and qualifies, to so participate in and receive

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these  benefits or  privileges.  The Company shall not make any changes in these plans, benefits or privileges that would adversely affect the Employee's rights or benefits unless the change occurs pursuant to a program applicable to all Bank executive officers and does not result in a proportionately greater adverse change in the rights of or benefits to the Employee as compared with any other Bank executive officer. Nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Employee pursuant to Section 5.

     Section 10. Expenses. The Company shall reimburse the Employee or otherwise provide for or pay for all reasonable expenses incurred by the Employee in furtherance of, or in connection with, the Company's business, including, but not by way of limitation, automobile and traveling expenses and all reasonable entertainment expenses whether incurred at the Employee's residence, while traveling, or otherwise, subject to reasonable limitations as may be established by the Company's Board of Directors, provided these expenses are deductible by the Company for federal income taxation purposes. If these expenses are paid in the first instance by the Employee, the Company will reimburse the Employee.

     Section 11. Termination. (a) The Company's Board of Directors may terminate the Employee's employment at any time, but any termination by the Company's Board of Directors other than termination for just cause, shall not prejudice the Employee's right to compensation or other benefits under the Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for just cause. Termination for "just cause" shall include termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

     (b) In the event  employment  is  terminated  for just  cause  pursuant  to
Section 11(a), the Employee shall have no right to compensation or other benefits for any period after the termination date. If the Employee is terminated by the Company other than for just cause pursuant to Section 11(a) the Employee's right to compensation and other benefits shall be as set forth in
Section 11(i). If employment is terminated for just cause, the Employee shall have the right, at the Employee's sole option, to appear at the next scheduled regular or special meeting of the Company's Board of Directors at which a quorum of the Board is present so that the Board may hear argument from the Employee or counsel or both and reconsider the termination. The Board of Directors shall deliver to the Employee its reconsidered determination in writing within twenty
(20) days after the meeting. This procedure shall not prejudice the rights of either party under Section 20.

     (c) The Employee shall have the right, upon prior written Notice of Termination of not less than thirty (30) days and that otherwise satisfies the requirements of Section 11(i), to terminate employment, but in this event, the Employee shall have no right after the termination date to compensation or other benefits as provided in this Agreement, unless the termination is for good reason, as defined, pursuant to Section 11(g).

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     (d) All obligations under this Agreement may be terminated: (i) by the FDIC or successor or other regulatory agency at the time such agency enters into an agreement to provide assistance to or on behalf of the Company or Bank; and (ii) by the OTS or successor or other regulatory agency at the time that such agency approves a supervisory merger to resolve problems related to the Company's or Bank's operations or when the Company or Bank is determined by the OTS or other agency to be in an unsafe or unsound condition, but the Employee's rights to compensation earned as of that date shall not be affected.

     (e) If the Company is in default, as defined to mean an adjudication or other official determination by a court of competent jurisdiction or other public authority pursuant to which a conservator, receiver, or other legal custodian is appointed for the Company for liquidation purposes, all obligations under this Agreement shall terminate as of the date of default, but the Employee's rights to compensation earned as of the termination date shall not be affected.

     (f) In the event that the Employee is terminated in a manner that violates the provisions of Section 11(a), as determined by arbitration in accordance with
Section 20, the Employee shall be entitled to reimbursement for all reasonable costs, including attorney's fees, in challenging the termination. This reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement. Notwithstanding the above, the Employee shall be entitled to indemnification from the Company consistent with the Company's Certificate of Incorporation, Bylaws, and the Delaware General Corporation Law. In addition, if the Employee serves as a director, officer, or employee of any affiliate of the Company, the Employee shall be entitled to indemnification and exculpation from liability to the full extent permitted by applicable law, and the Company agrees to cause all necessary provisions to be included in, or changes made to, the Articles of Incorporation or Bylaws of these affiliates required to accomplish this.

     (g) The Employee may terminate employment for good reason. For purposes of this Agreement, "good reason" shall mean: (1) a failure by the Company to comply with any material provision of this Agreement, which failure has not been cured within ten (10) days after a notice of noncompliance has been given by the Employee to the Company; or (2) any purported termination of the Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 11(h).

     (h) Any termination of the Employee's employment by the Company or by the Employee shall be communicated by written Notice of Termination to the other party only after any applicable grace period's expiration that may be set forth in this Agreement. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which shall (1) indicate the specific termination provision in the Agreement relied upon; (2) set forth in reasonable detail the facts and circumstances claimed to provide a basis for the Employee's employment termination under the provision so indicated; (3) specify a termination date which shall be not less than fifteen (15) days nor more than thirty (30) days after a Notice of Termination is given, except in the case of the Company's termination of the Employee's employment for just cause pursuant to Section 11(a), for which the Notice of Termination must specify that the termination is effective immediately; and (4) be given in the manner specified in Section 14.

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     (i) (1) If the Employee shall terminate employment for good reason pursuant to 11(g) or if the Company terminates the Employee other than for just cause, then in lieu of any further salary payments to the Employee for periods subsequent to the termination date, the Company shall pay as severance to the Employee an amount equal to: three (3) times the Employee's average annual compensation (computed on the basis of the most recent five (5) taxable years) paid to the Employee and includable in the Employee's gross income for federal income tax purposes on the date on which the termination occurs, this payment to be made in a lump sum on or before the thirtieth (30) day following the termination date. However, in the event the Employee is considered a Specified Employee as provided in Section 11(o), this lump sum payment will be made no earlier than the first day of the seventh month following the effective date of the Separation from Service as defined in Section 11(n).

     (2) Notwithstanding any other provision of this Agreement, in the event of a Change in Control as provided in Section 11(j), the Company shall pay to the Employee an amount equal to: three (3) times the Employee's average annual compensation (computed on the basis of the most recent five (5) taxable years) paid to the Employee and includable in the Employee's gross income for federal income tax purposes, with such payment to be made in a lump sum on the effective date of the Change in Control.

     (3) If for any reason the basis for termination of this Agreement or payment of amounts under this Section is disputed by either party to this Agreement or any other person or agency, then pending resolution of any dispute, within three (3) months after the due date of the payment, the Company shall deliver the entire amount calculated in accordance with this Section to an independent trustee to hold in an interest bearing account in trust for the benefit of the Employee and the Company, whichever may be ultimately entitled to the same. The trustee shall be a bank or savings institution other than the Company, with deposits of at least $250,000,000, unrelated to any parties in the dispute, and disinterested in any transaction arising out of or engendering the dispute. If the parties are unable to agree upon a trustee within this time period, then either party may seek immediate relief from a court of competent jurisdiction without the necessity of first resorting to arbitration under
Section 20. In addition, the Company agrees that the Employee would have no adequate remedy at law for breach of these obligations, and the Employee shall be entitled to immediate injunctive and other appropriate equitable relief to enforce the same without the necessity of first resorting to arbitration under
Section 20.

     (4) Any payments made to the Employee pursuant to this Agreement or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder. Notwithstanding anything to the contrary herein, the Employee shall only be entitled to a payment under the first to occur of (i)(1) or (i)(2) above. Payments under one of these alternatives shall preclude any payments under the other.

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     (j) For purposes of this  Agreement,  a Change in Control of the Company or the Bank shall mean (i) a change in ownership of the Company or the Bank under paragraph (1) below, or (ii) a change in effective control of the Company or the Bank under paragraph (2) below, or (iii) a change in the ownership of a substantial portion of the assets of the Company or the Bank under paragraph (3) below:

     (1) Change in the ownership of the Company or the Bank. A change in the ownership of the Company or the Bank shall occur on the date that any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B) or subsequent guidance), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation.

     (2) Change in the effective control of the Company or the Bank. A change in the effective control of the Company or the Bank shall occur on the date that either (i) any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B) or subsequent guidance), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 35 percent or more of the total voting power of the stock of such corporation; or (ii) a majority of members of the corporation's Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the corporation's Board of Directors prior to the date of the appointment or election, provided that this sub-section (ii) is inapplicable where a majority shareholder of the Company or the Bank is another corporation.

     (3) Change in the ownership of a substantial portion of the Company's or the Bank's assets. A change in the ownership of a substantial portion of the Company or the Bank's assets shall occur on the date that any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B) or subsequent guidance), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of (i) all of the assets of the Company or Bank, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets.

     (4) For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Proposed Treasury Regulation Section 1.409A-3(g) or subsequent guidance, except to the extent that such proposed regulations are superseded by subsequent guidance.

     (k) The Employee shall not be required to mitigate the amount of any payment provided for in Section 11(i)(1) by seeking other employment or otherwise. No other employment or compensation from other sources or employers shall affect or reduce the amounts or obligations of the Company to make payments or provide the benefits or arrangements to the Employee under this Agreement.

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     (l)  Notwithstanding  any  provision  in this  Agreement,  in the  event of termination by the Employee for "good reason" or by the Company other than for just cause, all then existing medical, dental, life insurance, and other applicable benefit plans shall continue in force for the Employee's benefit at the Company's sole cost and expense until the employee attains the age of 70 years, provided, however, that if the Employee shall subsequently receive equivalent medical or dental coverage from a new employer, the Company shall no longer be obligated to continue to provide such coverage.

     (m) Excise Tax Indemnification.

     (1) In the event that any payments or benefits provided or to be provided to the Employee pursuant to this Agreement, in combination with payments or benefits, if any, from other plans or arrangements maintained by the Company or any Subsidiaries, constitute "excess parachute payments" under Section 280G of the Code and are subject to excise tax under Section 4999 of the Code, the Company shall pay to Employee in cash an additional amount equal to the amount of the Gross Up Payment as defined below. The "Gross Up Payment" shall be the amount needed to ensure that the amount of such payments and the value of such benefits received by Employee (net of such excise tax and any federal, state and local tax on the Company's payment to him attributable to such excise tax) equals the amount of such payments and value of such benefits as he would receive in the absence of such excise tax and any federal, state and local tax on the Company's payment to him attributable to such excise tax. The Company shall pay the Gross Up Payment within thirty (30) days after the Date of Termination subject to Section 11(m)(5).

     (2) For purposes of determining the amount of the Gross Up Payment, the value of any non-cash benefits and deferred payments or benefits shall be determined by the Company's independent auditors in accordance with the principles of Section 280G(d)(3) and (4) of the Code.

     (3) In the event that, after the Gross Up Payment is made, the amount of the excise tax described in Section 11(m)(1) hereof is determined to be less than the amount calculated in the determination of the actual Gross Up Payment made by the Company, Employee shall repay to the Company, at the time that such reduction in the amount of excise tax is finally determined, the portion of the Gross Up Payment attributable to such reduction, plus interest on the amount of such repayment at the applicable federal rate under Section 1274 of the Code from the date of the Gross Up Payment to the date of the repayment. The amount of the reduction of the Gross Up Payment shall reflect any subsequent reduction in excise taxes resulting from such repayment.

     (4) In the event that, after the Gross Up Payment is made, the amount of the excise tax described in Section 11(m)(1) hereof is determined to exceed the amount anticipated at the time the Gross Up Payment was made, the Company shall pay to the Employee, in immediately available funds, at the time that such additional amount of excise tax is finally determined, an additional payment ("Additional Gross Up Payment") equal to such additional amount of excise tax and any federal, state and local taxes thereon, plus all interest and penalties, if any, owed by the Employee with respect to such additional amount of excise and other tax.

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     (5) The Company  shall have the right to challenge,  on Employee's  behalf, any excise tax assessment against him as to which Employee is entitled to (or would be entitled if such assessment is finally determined to be proper) a Gross Up Payment or Additional Gross Up Payment, provided that all costs and expenses incurred in such a challenge shall be borne by the Company and the Company shall indemnify the Employee and hold him harmless, on an after-tax basis, from any excise or other tax (including interest and penalties with respect thereto) imposed as a result of such payment of costs and expenses by the Company.

     (n) "Separation from Service" shall mean, consistent with Code Section 409A(2)(a)(i), the Employee's death, retirement, or termination of employment. No Separation from Service shall be deemed to occur due to military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months or, if longer, so long as the Employee's right to reemployment is provided by law or contract. If the leave exceeds six months and the Employee's right to reemployment is not provided by law or by contract, then the Employee shall be have a Separation from Service on the first date immediately following such six-month period. The Employee shall not be treated as having a Separation from Service if the Employee provides more than insignificant services for the Company and Bank following the Employee's actual or purported termination of employment with the Company and Bank. Services shall be treated as not being insignificant if such services are performed at an annual rate that is at least equal to 20 percent of the services rendered by the Employee for the Company and Bank, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such shorter period of employment) and the annual base compensation for such services is at least equal to 20 percent of the average base compensation earned during the final three full calendar years of employment (or if employed less than three years, such shorter period of employment). Where the Employee continues to provide services to a previous employer in a capacity other than as an employee, a Separation from Service will not be deemed to have occurred if the Employee is providing services at an annual rate that is 50 percent or more of the services rendered, on average, during the immediate preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual base compensation for such services is 50 percent or more of the annual base compensation earned during the final three full calendar years of employment (or if less, such lesser period).

     (o) "Specified Employee" shall mean a "key employee" of a publicly traded company, as defined in Code Section 416(i) or, if different, within the meaning of Code Section 409A and the Proposed Regulations or other guidance issued thereunder.

     Section 12. Other Benefits. Notwithstanding anything to the contrary, the payment or obligation to pay any monies, or granting of any rights or privileges to the Employee as provided in this Agreement shall not be in lieu or derogation of the rights and privileges that the Employee now has under any plan or benefit presently outstanding.

     Section 13. Agreement Changes. This Agreement may not be modified, changed, amended, or altered except in writing, signed by the Employee or by the Employee's duly authorized representative, and by a duly authorized Bank officer or Chairman of the Company's Board of Directors.

     Section 14. Notices. All notices given or required to be given shall be in writing, sent by United States first-class certified or registered mail, return receipt requested postage prepaid, to the Employee or to the Employee's spouse or estate upon the Employee's death at the Employee's last known address, and to the Company at its principal office. All notices shall be effective when deposited in the mail in the manner specified in this Section. Either party by a notice in writing may change or designate the place for receipt of all notices.

     Section 15. Waiver of Rights. No course of conduct between the Company and the Employee and no delay or omission of the Company or the Employee to exercise any right or power given under this Agreement shall: (i) impair the subsequent exercise of any right or power; or (ii) be construed to be a waiver of any default or any acquiescence in or consent to the curing of any default while any other default shall continue to exist, or be construed to be a waiver of a continuing default or of any other right or power that shall have arisen; and every power and remedy granted by law and by this Agreement to any party may be exercised from time to time, and as often as may be deemed expedient. All of the rights and powers shall be cumulative to the fullest extent permitted by law.

     Section 16. Prior Agreements. This Agreement supersedes any and all prior Employment Agreements written or verbal, between the parties all of which are canceled.

     Section 17. Successors. This Agreement shall inure to the benefit of and be binding upon the Employee, and, to the extent applicable, the Employee's heirs, assigns, executors, and personal representatives, and upon the Company, its successors, and assigns, including, without limitation, any person, partnership, or corporation that may acquire all or substantially all of the Company's assets and business, or with or into which the Company may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation, or transfer unless a merger or consolidation or subsequent merger or consolidation is a transaction of the type that would result in termination under sections 11(e) and 11(f).

     Section 18. Assignment. This Agreement is personal to each of the parties and neither party may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other party.

     Section 19. Applicable Law. This Agreement shall be governed in all respects and be interpreted by and under the laws of the State of New York, except to the extent that the law may be preempted by applicable federal law, including regulations, opinions, or orders duly issued by the OTS or FDIC or successor or other regulatory agency ("Federal Law"), in which event this Agreement shall be governed and be interpreted by and under Federal Law.

     Section 20. Arbitration. Except as otherwise expressly provided elsewhere in this Agreement, in the event that any dispute should arise between the parties as to the meaning, effect, performance, enforcement, or other issue in connection with this Agreement, which dispute cannot be resolved by the parties, except the question of Employee's disability under Section 8(c), the dispute shall be decided by final and binding arbitration of a panel of three arbitrators who shall be present or former executives of Federal savings institutions located in the United States. Proceedings in arbitration and its conduct shall be governed by the rules of the American Arbitration Association ("AAA") applicable to commercial arbitrations (the "Rules") except as modified by this Section. The Employee shall appoint one arbitrator, the Company shall appoint one arbitrator, and the third shall be appointed by the two arbitrators appointed by the parties. The third arbitrator shall be impartial and shall serve as chairman of the panel. The parties shall appoint their arbitrators within thirty (30) days after the demand for arbitration is served, failing which the AAA promptly shall appoint a defaulting party's arbitrator, and the two arbitrators shall select the third arbitrator within fifteen (1 5) days after their appointment, or if they cannot agree or fail to so appoint, then the AAA promptly shall appoint the third arbitrator. The arbitrators shall render their decision in writing within thirty (30) days after the close of evidence or other termination of the proceedings by the panel, and the decision of a majority of the arbitrators shall be final and binding upon the parties, nonappealable, except in accordance with the Rules and enforceable in accordance with the Uniform Arbitration Act in force in the State of New York or any applicable successor legislation. Any hearings in the arbitration shall be held in the City of White Plains, New York unless the parties shall agree upon a different venue, and shall be private and not open to the public. Each party shall bear the fees and expenses of its arbitrator, counsel, and witnesses, and the fees and expenses of the third arbitrator shall be shared equally by the parties. The costs of the arbitration, including the fees of AAA, shall be borne as directed in the decision of the panel.

     Section 21. Separability. If for any reason, any section or portion of this Agreement shall be held by a court to be invalid or unenforceable, it is agreed that this shall not affect any other section or portion of this Agreement.

     Section 22. Source of payments. All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Company (or the Company may cause the Bank to make such payments). The Company, however, guarantees payment and provisions of all amounts and benefits due hereunder to Employee.

                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.



ATTEST:                                            SOUND FEDERAL BANCORP, INC.


/s/ Anthony J. Fabiano                               /s/ Bruno J. Gioffre
----------------------                               --------------------


WITNESS:                                            EMPLOYEE:



/s/ Anthony J. Fabiano                               /s/ Richard P. McStravick
----------------------                               --------------------